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EXHIBIT 4.4

NUMBER		SHARES
A
CLASS A COMMON STOCK	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 442487 2013 SEE REVERSE FOR CERTAIN DEFINITIONS
THIS IS TO CERTIFY that	Hovnanian Enterprises, Inc.	THIS CERTIFICATE IS TRANSFERABLE IN CLEVELAND, OH OR NEW YORK, NY
is the owner of	FULLY PAID AND NONASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE CLASS A COMMON STOCK OF
Hovnanian Enterprises, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate, and the shares represented hereby, are issued and shall be subject to all of the provisions of the Certificate of Incorporation and of the amendments thereof, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and a facsimile of its corporate seal to be hereunto imprinted.
[CORPORATE SEAL]	Dated
	Attest:		By
		Secretary		Chairman

COUNTERSIGNED AND REGISTERED:
NATIONAL CITY BANK
(Cleveland, OH)	TRANSFER AGENT AND REGISTRAR AUTHORIZED OFFICER
BY:

        The Company will furnish to any stockholder, upon request to its principal office or to any of its transfer offices and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Company, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenants in common	UNIF GIFT MIN ACT—		Custodian
			(Cust)		(Minor)
TEN ENT	—as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	—as joint tenants with right of survivorship and not as tenants in common		Act	(State)
Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

        NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

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  EXHIBIT 4.4